                                 SCHEDULE 14A

                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [_] Preliminary Proxy Statement
  [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))
  [x] Definitive Proxy Statement
  [_] Definitive Additional Materials
  [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Compass Capital Funds
                       -------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [x] No fee required.
  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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  [_] Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      (2) Form, Schedule or Registration Statement No.:

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      (3) Filing Party:

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      (4) Date filed:

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

                           COMPASS CAPITAL FUNDS/SM/

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                                                               November 29, 1996

To the Shareholders of the
Compass International Bond Portfolio

     A Special Meeting of Shareholders of the International Bond Portfolio (the "Portfolio") of Compass Capital Funds (the "Fund") will be held on December 19, 1996 at 10:00 a.m. (local time) at the Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809 for the following purposes:

          (1) To consider and vote on a new sub-advisory agreement for the Portfolio with BlackRock Financial Management, Inc. ("BlackRock"); and

          (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The proposal referred to above is discussed in the Proxy Statement attached to this Notice. Each shareholder is invited to attend the Special Meeting of Shareholders in person. Shareholders of record at the close of business on November 19, 1996 have the right to vote at the meeting. If you cannot be present at the meeting, we urge you to complete and promptly return the enclosed proxy in order that the meeting may be held and a maximum number of shares may be voted.

MORGAN R. JONES
Secretary

                           COMPASS CAPITAL FUNDS/SM/

                              400 BELLEVUE PARKWAY
                                   SUITE 100
                           WILMINGTON, DELAWARE 19809

                                PROXY STATEMENT

     THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF TRUSTEES OF COMPASS CAPITAL FUNDS (THE "FUND") FOR USE AT A SPECIAL MEETING OF SHAREHOLDERS OF THE INTERNATIONAL BOND PORTFOLIO (THE "PORTFOLIO") TO BE HELD AT THE BELLEVUE PARK CORPORATE CENTER, 400 BELLEVUE PARKWAY, WILMINGTON, DELAWARE 19809 ON DECEMBER 19, 1996 AT 10:00 A.M. (LOCAL
TIME). AS USED IN THIS PROXY STATEMENT, THE MEETING AND ANY ADJOURNMENT THEREOF IS REFERRED TO AS THE "MEETING."

     It is expected that the solicitation of proxies will be primarily by mail. The Fund's officers and service contractors may also solicit proxies by telephone, facsimile or personal interview. The Portfolio will bear all proxy solicitation costs. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy, or by attending the Meeting and voting in person. This Proxy Statement and the enclosed form of proxy are expected to be distributed to shareholders on or about December 6, 1996.

     A proxy is enclosed with this Proxy Statement. If the proxy is executed properly and returned, the shares represented by it will be voted at the Meeting in accordance with the instructions thereon. Each full share is entitled to one vote and each fractional share to a proportionate fractional vote. If you do not expect to be present at the Meeting and wish your shares to be voted, please complete the enclosed proxy and mail it in the enclosed reply envelope.

     THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT DESCRIBED IN THIS PROXY STATEMENT.

                                  INTRODUCTION

     As part of the ongoing restructuring and expansion of its asset management business, PNC Bank Corp. ("PNC"), the parent corporation of the Fund's investment adviser, has substantially enhanced its resources in connection with the management of international fixed income investments.

     BlackRock Financial Management, Inc. ("BlackRock"), PNC Bank's proprietary fixed income manager and the domestic fixed income sub-adviser for the Fund, has been managing international fixed income securities, primarily in the form of Canadian dollar denominated portfolios, since 1991. Over the past 12 months, BlackRock has broadened its international fixed income management capabilities to include all of the countries contained within the Salomon Non-Dollar World Government Bond Index which includes Europe, Continental Asia, South America, Africa and the Pacific Rim.

     In January 1996, Andrew Gordon joined BlackRock as a Principal and Portfolio Manager to serve as the lead sector specialist in non-dollar bonds. Mr. Gordon spent eight years with CS First Boston, pioneering the firm's Non-Dollar Bond Fixed Income Research effort and brings over 13 years of non-dollar investment expertise to BlackRock.

     In addition to approximately $500 million invested in Canadian dollar denominated securities, BlackRock also manages a newly formed portfolio, shares of which are offered through private placement to a limited number of sophisticated investors. The portfolio invests in a combination of domestic and non-dollar fixed income securities.

     BlackRock's investment philosophy and risk management strategy with respect to international fixed income investing were key factors in the decision of Fund management to recommend the appointment of BlackRock as the sub-adviser to the Portfolio. BlackRock's investment philosophy and process for non-dollar bonds is consistent with its existing investment process for the domestic bond portfolios of the Fund. BlackRock's investment strategy emphasizes controlled duration, sector rotation and relative value approach. BlackRock seeks to add value through limited market overweights/underweights relative to benchmark and security selection within markets.

      BlackRock has developed a risk management approach for managing non-dollar fixed income investments which is consistent with its risk management philosophy for the Fund's domestic fixed income portfolios. As part of its risk management strategy and process, BlackRock analyzes on a daily basis the interest rate risk, yield curve risk, credit risk and sector allocations of the Fund's bond portfolios relative to their benchmarks. BlackRock uses this information to more effectively manage the volatility of the bond portfolios relative to their benchmarks. In addition, an emphasis on diversification, ongoing credit analysis and foreign currency hedging are important to BlackRock's risk management process.

     Another key factor considered by Fund management in recommending the appointment of BlackRock as sub-adviser to the Portfolio is the internal control of portfolio management style. Maintaining the highest possible integrity in the portfolio management process is paramount to the Portfolio's investment adviser, PNC Asset Management Group, Inc. ("PAMG"). The proprietary affiliation of the PAMG sub-advisers provides the capability to maintain greater internal control of the portfolio management process and will afford PAMG immediate access to information.

     In addition, an integral part of the portfolio management process is related to the overall business and market strategy of PAMG in serving the Fund's shareholders. Each of the money managers within PNC contributes to the overall strategy. BlackRock, as a subsidiary of PAMG, is an integral part of the investment and strategic planning sessions within PAMG as it relates to domestic and international fixed income securities.

     At a meeting held on November 19, 1996 the Board of Trustees of the Fund considered the foregoing matters and approved a new sub-advisory agreement (the "New Agreement") for the Portfolio between PAMG and BlackRock. A copy of the New Agreement, which is subject to shareholder approval at the Meeting, is attached to this Proxy Statement as Exhibit A. The New Agreement is substantially similar to the Portfolio's current sub-advisory agreement, except for the identity of the new sub-adviser and the commencement and termination dates. The description of the New Agreement that follows is qualified in its entirety by Exhibit A.

     If the New Agreement is approved by shareholders at the Meeting, PAMG will continue to serve as the Portfolio's investment adviser under its existing investment advisory agreement dated January 4, 1996, and BlackRock will replace Morgan Grenfell Investment Services Limited ("Morgan Grenfell") as the Portfolio's sub-adviser. As discussed below under "Information About the New Agreement -- Description of Terms and Fees," PAMG has undertaken to waive certain advisory fees payable by the Portfolio for the remainder of the current fiscal year and for the fiscal year ending September 30, 1998 if the New Agreement is approved by the Portfolio's shareholders. Morgan Grenfell currently serves as the Portfolio's sub-adviser under a sub-advisory agreement dated January 10, 1996 (the "Current Agreement").


                      INFORMATION ABOUT THE NEW AGREEMENT

     DESCRIPTION OF TERMS AND FEES. The terms and conditions of, and the fees payable under, the New Agreement with BlackRock are substantially similar to those of the Current Agreement with Morgan Grenfell, except for the commencement and termination dates and the contracting parties.

     As investment adviser, PAMG has agreed, subject to the general supervision of the Fund's Board of Trustees and in accordance with the Portfolio's investment objective and policies, either directly or through a sub-adviser, to manage the Portfolio's assets, and to provide investment research and to be responsible for, make decisions with respect to and place orders for all purchases and sales of portfolio securities.

     The New Agreement provides that BlackRock will supervise the day-to-day operations of the Portfolio, subject to the oversight and supervision of PAMG and the Fund's Board of Trustees. Pursuant to the New Agreement, BlackRock will: (i) provide investment research and credit analysis concerning the Portfolio's investments, (ii) conduct a continual program of investment for the Portfolio's assets, (iii) determine what securities and other investments will be purchased, retained or sold by the Portfolio, (iv) place orders for all purchases and sales of the investments made for the Portfolio, and (v) maintain the books and records as are required to support the Portfolio's operations (in conjunction with record-keeping and accounting functions performed by PAMG as investment adviser).

     The contractual advisory fees payable by the Portfolio to PAMG, and the contractual sub-advisory fees payable by PAMG, will not change as a result of the approval of the New Agreement. The following chart sets forth annual advisory and sub-advisory fee rates of PAMG and the Sub-Adviser for their services to the Portfolio. THE SUB-ADVISORY FEES PAYABLE BY PAMG TO THE SUB-ADVISER ARE THE RESPONSIBILITY OF PAMG, AND DO NOT REPRESENT AN ADDITIONAL CHARGE TO THE PORTFOLIO.

                      MAXIMUM ANNUAL CONTRACTUAL FEE RATES
                      (COMPUTED DAILY AND PAYABLE MONTHLY
                      -----------------------------------
                  AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
                  --------------------------------------------


                             INVESTMENT
AVERAGE DAILY NET ASSETS    ADVISORY FEE   SUB-ADVISORY FEE
--------------------------  -------------  -----------------

first $1 billion                .550%            .400%
$1 billion--$2 billion          .500             .350
$2 billion--$3 billion          .475             .325
greater than $3 billion         .450             .300

          PAMG has voluntarily undertaken to waive advisory fees at the annual rate of .05% of the Portfolio's average daily net assets for the remainder of the current fiscal year and for the fiscal year ending September 30, 1998 if the New Agreement is approved by the Portfolio's shareholders. The effect of this waiver would decrease the advisory fee payable by the Portfolio to .50% for those periods.

          The aggregate investment advisory and sub-advisory fees paid for the fiscal periods ended January 31, 1996 and September 30, 1996 and the corresponding percentages of average daily net assets which the paid fees represent are set forth below.

                                                               EFFECTIVE RATE OF
                                 ADVISORY/SUB-ADVISORY       ADVISORY/SUB-ADVISORY
                                         FEES                        FEES
                                   (NET OF WAIVERS)             (NET OF WAIVERS)
                                -----------------------      ----------------------
                               Advisory  Sub-Advisory       Advisory  Sub-Advisory
                                 Fees        Fees             Fees        Fees
                               --------  --------------     --------- -------------

Fiscal Period 3/1/95-1/31/96*    $330,008      $165,004       .80%      .40%

Fiscal Period 2/1/96-9/30/96*    $133,798      $ 98,969       .55%      .40%

* Prior to February 13, 1996 (the "Portfolio Reorganization Date"), the Portfolio operated as the International Fixed Income Fund of The Compass Capital Group of Funds (the "Predecessor International Bond Portfolio"). Prior to that date, the Predecessor International Bond Portfolio received advisory services from Midlantic Bank, N.A. until the merger of Midlantic Corporation with PNC Bank Corp. on December 31, 1995, and thereafter from PAMG for a fee payable at the annual rate of .80% of the average daily net assets of the Predecessor International Bond Portfolio. Prior to the Portfolio Reorganization Date, Morgan Grenfell was entitled to receive sub-advisory fees at the maximum annual rate of .40% of the average daily net assets of the Predecessor International Bond Portfolio. The table reflects the advisory and sub-advisory fees paid with respect to the Predecessor International Bond Portfolio for the periods presented prior to the Portfolio Reorganization Date.

                          ___________________________


     The New Agreement provides that the Sub-Adviser will pay all expenses incurred by it in connection with its activities under the agreement other than the cost of securities, commodities and other investments, and brokerage commissions and other transaction charges. The New Agreement also provides that the Sub-Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the performance of the agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations or duties under the agreement.

     Under the New Agreement, in placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain prompt execution of orders at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers that provide research advice and other services. These brokerage and research services might consist of reports and statistics on specific companies or industries, general summaries of groups of stocks or bonds and their comparative earnings and yields, or broad overviews of the securities markets and the economy. Commissions paid to brokers or dealers providing these services may be higher than those which other qualified brokers or dealers would charge for effecting the same transactions, provided that PAMG and the Sub-Adviser determine in good faith that such commissions are reasonable in terms of either the transactions or their overall responsibility to the Portfolio and to their other clients and that the total commissions paid by the Portfolio are reasonable in relation to the long-term benefits to the Portfolio.

     Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by PAMG and the Sub-Adviser, and does not reduce the advisory fees payable to PAMG by the Portfolio. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which PAMG or the Sub-Adviser exercises investment discretion. Conversely, the Portfolio may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other accounts or investment companies.

     Investment decisions for the Portfolio and for other investment accounts managed by PAMG and the Sub-Adviser will be made independently of each other in light of differing conditions. However, the same investment decision may be made for two or more of such accounts. In such cases, simultaneous transactions are inevitable. Purchases or sales are then allocated in a manner believed by PAMG or the Sub-Adviser to be equitable to each such account. While in some cases this practice could have a detrimental effect on the price or value of the security as far as the Portfolio is concerned, in other cases it may be beneficial to the Portfolio. To the extent permitted by law, the Sub-Adviser may aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other investment companies or accounts in executing transactions. Portfolio securities will not be purchased from or sold to PAMG, the Sub-Adviser, or any affiliated person except as permitted by the 1940 Act.

     If approved by the shareholders, it is expected that the New Agreement will become effective for the Portfolio on January 1, 1997, or as soon as practicable thereafter, and will continue in effect until March 31, 1998. Thereafter, the New Agreement would continue in effect for successive annual periods, provided that its continuance is approved at least annually (i) by the vote of a majority of those members of the Board of Trustees who are not "interested persons" (as that term is defined in the 1940 Act) of any party to the New Agreement cast in person at a meeting called for the purpose of voting on such approval and (ii) by the Board of

Trustees or by vote of a majority of the outstanding shares of the Portfolio.

     The New Agreement provides that it will terminate automatically in the event of its assignment. The New Agreement also provides that it is terminable, without penalty, by the Fund (by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding shares of the Portfolio) or by PAMG or the Sub-Adviser on 60 days' written notice. The New Agreement provides that it will terminate automatically upon any termination of the investment advisory agreement between the Fund and PAMG.

     EVALUATION BY THE FUND'S TRUSTEES. The Trustees of the Fund approved the New Agreement at a meeting held on November 19, 1996. The New Agreement was proposed in connection with the ongoing restructuring and expansion of PNC's asset management business. The Trustees considered the terms of the New Agreement, which are substantially similar to those of the Current Agreement.
In addition, the Trustees considered BlackRock's capabilities and resources, and the experience of Mr. Gordon and other portfolio personnel in international fixed income management. The Board also considered the fact that, unlike the Portfolio's current sub-adviser, BlackRock is affiliated with PAMG, the Portfolio's investment adviser, and that BlackRock is currently the sub-adviser
for each of the Fund's other long-term fixed income portfolios.   In this regard
the Board of Trustees considered and accepted PAMG's and BlackRock's belief that the interests of the Portfolio and its shareholders would be served by a new investment management style that would be similar to the style used by BlackRock for the Fund's other long-term fixed income portfolios and that this investment style could be best executed for the Portfolio by BlackRock. The Board of Trustees also considered other potential benefits from the retention of BlackRock, including facilitation of an integrated investment approach for all of the Fund's long-term fixed income portfolios, the promotion of timely access to investment information and efficient trading execution by the portfolio traders that provide sub-advisory services for the Fund, the improvement of internal sub-advisory controls and the improvement of effective and coordinated communications to shareholders and potential investors. The Board considered each of these factors to be of material importance in connection with its recommendation of the New Agreement. The Trustees also considered the types of accounts that were invested in the Portfolio, the fees that would be payable to BlackRock under the New Agreement and PAMG's and BlackRock's commitment to the Portfolio and international fixed income investing. The Trustees also considered the undertaking of PAMG to waive advisory fees payable by the Portfolio for the remainder of the current fiscal year and for the fiscal year ending September 30, 1998 if the New Agreement is approved by the Portfolio's shareholders. Based on their consideration, analysis and evaluation of the above factors and other information deemed by them to be relevant, the Board concluded that the approval of the

New Agreement would be in the best interests of the Portfolio and its shareholders.

     VOTING PROCEDURES. The approval of the New Agreement requires the affirmative vote of the holders of a "majority of the outstanding shares" of the Portfolio (as defined by the 1940 Act), which means the lesser of (a) the holders of 67% or more of the shares of the Portfolio present at the Meeting if the holders of more than 50% of the outstanding shares of the Portfolio are present in person or by proxy or (b) more than 50% of the outstanding shares of the Portfolio.

     If the New Agreement is approved, the Portfolio's Current Agreement will be terminated. If the New Agreement is not approved by the shareholders, the Current Agreement will continue in effect for the Portfolio.

     THE FUND'S BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NEW AGREEMENT.

                               VOTING INFORMATION

     RECORD DATE. Only shareholders of record at the close of business on November 19, 1996 will be entitled to vote at the Meeting. On that date 3,433,546.657 shares of the Portfolio were outstanding.

     QUORUM. A quorum is constituted by the presence in person or by proxy of the holders of more than 50% of the outstanding shares of the Portfolio entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions, but not broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power), will be treated as shares that are present at the Meeting but which have not been voted. Abstentions and broker "non-votes" will have the effect of a "no" vote for purposes of obtaining the requisite approval of the New Agreement.

     In the event that a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve the proposal are not received, the persons named as proxies, or their substitutes, may propose one or more adjournments of the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented and voting at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR a proposal in favor of such adjournments, and will vote those proxies required to be voted AGAINST a proposal against any adjournment.

     OTHER SHAREHOLDER INFORMATION. At the record date for the Meeting, affiliates of PNC or their nominees held of record substantially all of the outstanding shares of the Portfolio as agent or custodian for their customers. At that date the name, address and share ownership of each person who may have possessed sole or shared voting or investment power with respect to more than 5% of the outstanding shares of the Portfolio's respective share classes were as follows:

                                                          PERCENTAGE
                        CLASS AND AMOUNT    PERCENTAGE   OF PORTFOLIO
                               OF            OF CLASS       SHARES
NAME AND ADDRESS          SHARES OWNED         OWNED         OWNED
----------------          ------------         -----         -----

Saxon & Co.           2,565,740.456            94.4%          74.4%
PNC Bank              Institutional Shares
200 Stevens Drive
Suite 260
Income Collections
Lester, PA  19113

Saxon & Co.           565,467.888              82.8%          16.5%
PNC Bank              Service Shares
200 Stevens Drive
Suite 260
Income Collections
Lester, PA  19113

          For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25 percent of the voting securities of a company is presumed to "control" such company. Under this definition, PNC and its affiliates may be deemed to be controlling persons of the Portfolio and the Fund. The Fund has been advised by PNC that, subject to its fiduciary responsibilities, it intends to vote the Shares over which it has voting power FOR and AGAINST the proposal discussed in this Proxy Statement in the same proportions as the total votes that are cast FOR and AGAINST the proposal by other, unaffiliated persons.



                             ADDITIONAL INFORMATION

          BLACKROCK. BlackRock's principal offices are located at 345 Park Avenue, New York, New York 10154.

          BlackRock is registered as an investment adviser under the Investment Advisers Act of 1940. BlackRock is a wholly-owned subsidiary of PAMG. All of the capital stock of PAMG, which is located at 1600 Market Street, 29th Floor, Philadelphia, Pennsylvania 19103, is owned by PNC Bank. All of the capital stock of PNC Bank, which has principal offices at Broad and Chestnut

Streets, Philadelphia, Pennsylvania 19101, is owned by PNC Bancorp, Inc. All of the capital stock of PNC Bancorp, Inc., which is located at 3411 Silverside Road, Wilmington, Delaware 19810, is owned by PNC Bank Corp. At November 27, 1996 Cede & Company (the nominee of Depository Trust Company) owned the following securities issued by PNC Bank Corp.: 242,174,586 shares (72.93%) of Common Stock; 3,410 shares (20.67%) of Cumulative Convertible Preferred Series A Stock; 1281 shares (27.26%) of Cumulative Convertible Preferred Series B Stock; 46,716 shares (14.15%) of Cumulative Convertible Preferred Series C Stock; and 104,311 shares (23.35%) of Convertible Preferred Series D Stock. The address of Cede & Company is P.O. Box 20, Bowling Green Station, New York, New York 10004. To the Fund's knowledge, no other persons owned beneficially or of record 10% or more of any class of issued and outstanding voting securities of PNC Bank Corp. at November 27, 1996.

          The name and principal occupation of the principal executive officers and each director of BlackRock as of November 27, 1996 were as follows:
Laurence D. Fink, Chairman and Chief Executive Officer; Ralph L. Schlosstein, President; and Richard C. Caldwell, Executive Vice President of PNC Bank Corp. All of the above may be reached c/o BlackRock, 345 Park Avenue, New York, New York 19154.

          PAYMENTS TO AFFILIATES. PNC Bank, National Association ("PNC Bank") serves as the custodian of the Fund's assets. The Fund pays PNC Bank, with respect to the Portfolio, an annual fee for its custodial services equal to $.25 for each $1,000 of average gross assets for the first $50 million of the Portfolio's average gross assets, $.20 for each $1,000 of average gross assets for the next $50 million of the Portfolio's average gross assets, and $.15 per each $1,000 of the average gross assets of the Portfolio in excess of $100 million.

          Compass Capital Group, Inc. ("CCG"), PFPC Inc. ("PFPC") and Compass Distributors, Inc. ("CDI") serve as co-administrators to the Fund. CCG and PFPC are affiliated with PAMG and the Sub-Adviser. CCG's offices are located at 345 Park Avenue, New York, New York 10154. PFPC's offices are located at 400 Bellevue Parkway, Wilmington, DE 19809. CDI, which also serves as the Fund's distributor, maintains its offices at 259 Radnor-Chester Road, Suite 120, Radnor, Pennsylvania 19087. CCG is entitled to receive a fee, computed daily and payable monthly, at an annual rate of .03% of the Portfolio's average daily net assets. PFPC and CDI are entitled to receive a combined fee, computed daily and payable monthly, at the following annual rates: .20% of the first $500 million of the Portfolio's average daily net assets, .18% of the next $500 million of the Portfolio's average daily net assets, .16% of the next $1 billion of the Portfolio's average daily net assets and .15% of the Portfolio's average daily net assets in excess of $2 billion.

          PFPC also serves as the Fund's transfer agent, registrar and dividend disbursing agent. For its services as transfer agent, PFPC receives fees with respect to the Portfolio based upon the number of shareholder accounts maintained by PFPC, the average net assets allocable to the Portfolio's Service and Institutional Shares and out-of-pocket expenses. Specifically, PFPC receives fees at the annual rate of .03% of the average daily net asset value of the Portfolio's outstanding Service and Institutional Shares, plus account fees and disbursements. With respect to the Portfolio's Investor Shares, PFPC receives per account fees, with minimum annual fees of $24,000 for the Portfolio, plus disbursements.

          Affiliates of PAMG and the Sub-Adviser are also entitled to receive fees ("Plan Fees") under the Fund's Amended and Restated Distribution and Service Plan with respect to the Portfolio's Service, Investor A, Investor B and Investor C Share classes at maximum annual rates of .30%, .50%, 1.15% and 1.15% of the average daily net asset value of the Shares of the respective classes that are outstanding from time to time. These fees are for shareholder liaison, shareholder processing and distribution-related services.

          The table below sets forth the custodial, administration and transfer agency fees, as well as the Plan Fees, paid to affiliates of PAMG and the Sub-Adviser during the fiscal periods ended January 31, 1996 and September 30, 1996:

                         Custody                   Transfer    Plan Fees-  Plan Fees-  Plan Fees-
                          Fees    Administration  Agency Fees   Service    Investor A  Investor B
                          Paid      Fees Paid        Paid        Shares      Shares      Shares
                         -------  --------------  -----------  ----------  ----------  ----------
Fiscal Period 3/1/95-
1/31/96*                 $55,484      $80,065      $27,237      $0              $0          $0

Fiscal Period 2/1/96-
9/30/96*                 $34,897      $27,459      $10,780     $49,444         $90         $70

* On February 13, 1996 the Predecessor International Bond Portfolio was reorganized into the Portfolio. The fees reflected in the table for periods prior to that date were paid by the Predecessor Bond Portfolio.


     It is expected that the entities named above will continue to provide the services described to the Portfolio after the Meeting.

     BANKING MATTERS. The Glass-Steagall Act, among other things, generally prohibits banks from engaging in the business of underwriting securities, although national and state-chartered banks are permitted to purchase and sell securities upon the order and for the account of their customers. In 1971, the United States Supreme Court held in Investment Company Institute v. Camp that
                                    ------------------------------------
the Glass-Steagall Act prohibits a national bank from operating a fund for the collective investment of managing agency accounts. Subsequently, the Board of Governors of the Federal Reserve System (the "Board") issued a regulation and interpretation to the effect that the Glass-Steagall Act and such decision forbid a bank holding company registered under the Federal Bank Holding Company Act of 1956 (the "Holding Company Act") or any non-bank affiliate thereof from sponsoring, organizing or controlling a registered, open-end investment company continuously engaged in the issuance of its shares, but do not prohibit such a holding company or affiliate from acting as investment adviser, transfer agent and custodian to an investment company. In 1981, the United States Supreme Court held in Board of Governors of the Federal Reserve
                                    -----------------------------------------
System v.  Investment Company Institute that the Board did not exceed its
---------------------------------------
authority under the Holding Company Act when it adopted its regulation and interpretation authorizing bank holding companies and their non-bank affiliates to act as investment advisers to registered closed-end investment companies.

     The Sub-Adviser believes that it may perform the services contemplated by the New Agreement without violation of the Glass-Steagall Act or other applicable banking laws or regulations. If, however, the Sub-Adviser were prevented by judicial or administrative decisions or interpretations from performing the services by the New Agreement, it is anticipated that the Board would consider the possibility of selecting another qualified company. Any new sub-advisory agreement would normally be subject to shareholder approval.

     CURRENT AGREEMENT. The Current Agreement was approved by the Fund's Board of Trustees on September 29, 1995 and by CDI, as Portfolio's sole shareholder, on January 10, 1996 pursuant to the requirements of the 1940 Act. The Current Agreement became effective on February 13, 1996, the Portfolio Reorganization Date. Prior to the Portfolio Reorganization Date, Morgan Grenfell served as sub-adviser to the Predecessor International Bond Portfolio under a sub-investment advisory agreement dated June 19, 1991 that terminated automatically on December 31, 1995, the date that Midlantic Corporation merged into PNC Bank Corp. An interim sub-investment advisory agreement for the Predecessor International Bond Portfolio, which was dated December 31, 1995 and thereafter terminated on the Portfolio Reorganization Date, was approved by the Portfolio's Board of Trustees on October 3, 1995 and by its shareholders on December 11, 1995.


                                 OTHER MATTERS

     No business other than the matter described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, the persons named in the enclosed proxy will vote thereon according to their best judgment in the interests of the Portfolio.

     The Fund does not intend to hold annual meetings of shareholders for the election of Board members and other business unless and until such time as less than a majority of the Trustees holding office have been elected by the shareholders, at which time the Board will call a shareholders meeting for the election of Board members. Under certain circumstances, however, shareholders have the right to call a meeting of shareholders to consider the removal of one or more Board members and such meetings will be called when requested by the holders of record of 10% or more of the outstanding shares of the Fund. To the extent required by law, the Fund will assist in shareholder communications in such matters.


Dated: November 29, 1996


     SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

     THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF THE PORTFOLIO'S ANNUAL REPORT TO SHAREHOLDERS DATED SEPTEMBER 30, 1996 TO ANY SHAREHOLDER UPON REQUEST. THE PORTFOLIO'S ANNUAL REPORT TO SHAREHOLDERS MAY BE OBTAINED BY WRITING TO THE FUND AT ITS ADDRESS SHOWN ABOVE OR BY CALLING (888) 426-6727.

                                                                       EXHIBIT A



                             SUB-ADVISORY AGREEMENT

                          International Bond Portfolio


          AGREEMENT dated as of January __, 1997, between PNC Asset Management Group, Inc., a Delaware corporation ("Adviser"), and BLACKROCK FINANCIAL MANAGEMENT, INC., a Delaware limited corporation ("Sub-Adviser").

          WHEREAS, Adviser has agreed to furnish investment advisory services to the International Bond Portfolio (the "Portfolio") of Compass Capital Funds (the "Fund"), an open-end, management investment company registered under the Investment Company Act of 1940 ("1940 Act"); and

          WHEREAS, Adviser wishes to retain the Sub-Adviser to provide it with sub-advisory services as described below in connection with Adviser's advisory activities on behalf of the Portfolio; and

          WHEREAS, the advisory agreement between Adviser and the Fund dated January 4, 1996 (such Agreement or the most recent successor agreement between such parties relating to advisory services to the Portfolio is referred to herein as the "Advisory Agreement") contemplates that Adviser may sub-contract investment advisory services with respect to the Portfolio to a sub-adviser pursuant to a sub-advisory agreement agreeable to the Fund and approved in accordance with the provisions of the 1940 Act; and

          WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.   Appointment.  Adviser hereby appoints Sub-Adviser to act as sub-
               -----------
adviser with respect to the Portfolio as provided in Section 2 of the Advisory Agreement. Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

          2.   Services of Sub-Adviser.  Subject to the oversight and
               -----------------------
supervision of Adviser and the Fund's Board of Trustees, Sub-

Adviser will supervise the day-to-day operations of the Portfolio and perform the following services: (i) provide investment research and credit analysis concerning the Portfolio's investments, (ii) conduct a continual program of investment of the Portfolio's assets, (iii) determine what portion of the Portfolio's assets will be invested in cash, cash equivalents and money market instruments, (iv) place orders for all purchases and sales of the investments made for the Portfolio, and (v) maintain the books and records as are required to support Fund operations (in conjunction with record-keeping and accounting functions performed by Adviser). In addition, Sub-Adviser will keep the Fund and Adviser informed of developments materially affecting the Fund and shall, on its own initiative, furnish to the Fund from time to time whatever information Sub-Adviser believes appropriate for this purpose. Sub-Adviser will communicate to Adviser on each day that a purchase or sale of an instrument is effected for the Portfolio (i) the name of the issuer, (ii) the amount of the purchase or sale, (iii) the name of the broker or dealer, if any, through which the purchase or sale will be effected, (iv) the CUSIP number of the instrument, if any, and
(v) such other information as Adviser may reasonably require for purposes of fulfilling its obligations to the Fund under the Advisory Agreement. Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Portfolio's Prospectus and Statement of Additional Information (as currently in effect and as they may be amended or supplemented from time to time), and the resolutions of the Fund's Board of Trustees.

          3.   Other Sub-Adviser Covenants.  Sub-Adviser further agrees that it:
               ---------------------------

          (a) will comply with all applicable Rules and Regulations of the Securities and Exchange Commission (the "SEC") and will in addition conduct its activities under this Agreement in accordance with other applicable law;

          (b) will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, Sub-Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, Sub-Adviser will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, Sub-Adviser may, subject to the approval of the Fund's Board of Trustees, select brokers on the basis of the research, statistical and pricing services they provide to the Portfolio and other clients of Adviser or Sub-Adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by Sub-Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that Sub-Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of Adviser and Sub-Adviser to the Portfolio and their other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long-term. In addition, Sub-Adviser is authorized to take into account the sale of shares of the Fund in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with Adviser, Sub-Adviser or the Fund's distributor), provided that Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Portfolio's securities be purchased from or sold to the Adviser, Sub-Adviser, the Fund's distributor or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;

          (c) will maintain or cause Adviser to maintain books and records with respect to the Portfolio's securities transactions and will render to Adviser and the Fund's Board of Trustees such periodic and special reports as they may request;

          (d) will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When Sub-Adviser makes investment recommendations for the Portfolio, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Portfolio's account are customers of the commercial department of its affiliates; and

          (e) will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, the Portfolio's and the Fund's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

          4.   Services Not Exclusive.  Sub-Adviser's services hereunder are not
               ----------------------
deemed to be exclusive, and Sub-Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

          5.  Books and Records.  In compliance with the requirements of Rule
              -----------------
31a-3 under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

          6.   Expenses.  During the term of this Agreement, Sub-Adviser will
               --------
pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Portfolio.

          7.   Compensation.  For the services which the Sub-Adviser will render
               ------------
to Adviser under this Agreement, Adviser will pay to Sub-Adviser a fee, computed daily and payable monthly, at the following annual rates for the Portfolio: .40% of the first $1 billion of the Portfolio's average daily net assets, .35% of the next $1 billion of the Portfolio's average daily net assets, .325% of the next $1 billion of the Portfolio's average daily net assets and .30% of the average daily net assets of the Portfolio in excess of $3 billion.

          If the Adviser waives any or all of its advisory fee payable under the Advisory Agreement, or reimburses the Fund pursuant to Section 8(b) of that Agreement, with respect to the Portfolio, the Sub-Adviser will bear its share of the amount of such waiver or reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees that would otherwise be paid to it hereunder with respect to the Portfolio to the aggregate fees that would otherwise be paid by the Fund to the Adviser under the Advisory Agreement with respect to the Portfolio. Adviser shall inform Sub-Adviser prior to waiving any advisory fees.

          8.   Limitation on Liability.  Sub-Adviser will not be liable for any
               -----------------------
error of judgment or mistake of law or for any loss suffered by Adviser or by the Portfolio in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

          9.   Duration and Termination.  This Agreement will become effective
               ------------------------
as of the date hereof and, unless sooner terminated as provided herein, shall continue in effect until March 31, 1998. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods ending on March 31, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Fund's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Fund's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Fund (by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio), or by Adviser or Sub-Adviser on 60 days' written notice, and will terminate automatically upon any termination of the Advisory Agreement between the Fund and Adviser. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)

          10.  Amendment of this Agreement.  No provision of this Agreement may
               ---------------------------
be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

          11.  Miscellaneous.  The captions in this Agreement are included for
               -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and shall be governed by Delaware law.

          12.  Counterparts.  This Agreement may be executed in counterparts by
               ------------
the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                              PNC ASSET MANAGEMENT GROUP, INC.


                              By:______________________________


                              BLACKROCK FINANCIAL MANAGEMENT INC.


                              By:______________________________

PROXY
-----

                           COMPASS CAPITAL FUNDS/SM/

                          INTERNATIONAL BOND PORTFOLIO


          THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES of Compass Capital Funds/SM/ (the "Fund") for use at a Special Meeting of Shareholders (the "Meeting") to be held at the Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, DE 19809 on December 19, 1996 at 10:00 a.m. (local time).

          The undersigned hereby appoints Karen H. Sabath and Linda L. Kaufmann, and either of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Meeting, and at all adjournments or postponements thereof, all shares of beneficial interest evidencing interests in the International Bond Portfolio (the "Portfolio") of the Fund that are held of record by the undersigned on the record date for the Meeting, upon the following matter AND UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING, IN THEIR DISCRETION:

          (1) Proposal to approve a new sub-advisory agreement between PNC Asset Management Group, Inc. and Blackrock Financial Management, Inc. with respect to the Portfolio:

                 [ ]   For        [ ]   Against      [ ]   Abstain

          Every properly signed proxy will be voted in the manner specified thereon and, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE FOR PROPOSAL (1).

                         PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such.
                         If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                         Dated: _________________________, 1996


                         X
                         ---------------------------------------
                                      Signature

                         X
                         ---------------------------------------
                               Signature, if held jointly